EXHIBIT 2

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND CHARLES M. ELSON AND R. SCOT SELLERS (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF ASSOCIATED ESTATES REALTY CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the shareholders of Associated Estates Realty Corporation (the "Company") in connection with the 2015 annual meeting of the shareholders (the "Proxy Solicitation").

The Participants include (i) Land & Buildings Capital Growth Fund, L.P. ("L&B Fund"); (ii) Land & Buildings Investment Management, LLC ("L&B IM"); (iii) Jonathan Litt ("Mr. Litt, and together with L&B Fund and L&B IM, "Land & Buildings"); and (iv) each of the following individuals whom, in addition to Mr. Litt, Land & Buildings proposes to nominate as a director pursuant to the Proxy Solicitation: Charles M. Elson and R. Scot Sellers (together with Mr. Litt, the "Nominees").

Land & Buildings' principal business is investment management. The principal business of the L&B Fund is to serve as a private investment fund. Mr. Litt's principal business is to serve as the portfolio manager of L&B IM. Mr. Elson is a Professor of Finance and Director of the John L. Weinberg Center for Corporate Governance at Alfred Lerner College of Business & Economics.

Mr. Sellers' principal business is to serve as President of Arcopedra Corp., an investment and consulting firm.

The principal business address of (i) L&B Fund and Mr. Litt is c/o Land & Buildings Investment Management, LLC, 1 Landmark Square, 7th Floor, Stamford, CT 06901 and (ii) L&B IM is 1 Landmark Square, 7th Floor, Stamford, CT 06901. The principal business address of Mr. Elson is 104 Lerner Hall, Newark, DE 19716. The principal business address of Mr. Sellers is c/o Barbara Wade, 7887 E. Belleview Ave, # 810, Englewood, CO 80111.

As of the close of business on March 12, 2015, the Participants may have been deemed to beneficially own an aggregate of 1,630,795 common shares, without par value (the "Common Shares"), constituting approximately 2.8% of the Company's outstanding Common Shares. The aggregate number and percentage of Common Shares reported herein are based upon the 57,715,771 Common Shares outstanding as of February 3, 2015, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on February 18, 2015. Of the 1,630,795 Common Shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the Participants: (a) 100 Common Shares are held by L&B Fund in record name; (b) 1,030,300 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by L&B Fund; (c) 1,285,885 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by L&B IM by virtue of investment management agreements with L&B Fund and a separate managed account; (d) 1,285,885 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by Mr. Litt, a United States citizen, by virtue of his direct and indirect control of each of L&B Fund and L&B IM; and (e) 344,910 Common Shares may be deemed to be beneficially owned by Mr. Sellers.

As a result of the Proxy Solicitation, Land & Buildings and Mr. Sellers may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Collectively, Land & Buildings and Mr. Sellers may be deemed to beneficially own 1,630,795 Common Shares, representing approximately 2.8% of the outstanding Common Shares.